ADVISORS' INNER CIRCLE FUND
                        SEI INVESTMENTS DISTRIBUTION CO.
                    SUB-DISTRIBUTION AND SERVICING AGREEMENT

                           ____________________, 200_

Ladies and Gentlemen:

         SEI Investments Distribution Co., a Pennsylvania corporation, serves as distributor (the "Distributor") of the [FUND (the "Fund"), a series of The Advisors' Inner Circle Fund (the "Trust"). The Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Fund offers its redeemable securities ("Shares") to the public in accordance with the terms and conditions contained in the Fund's Prospectus. The term "Prospectus" used herein refers to the prospectus and statement of additional information on file with the Securities and Exchange Commission ("SEC"), which is part of the Fund's registration statement under the Securities Act of 1933 (the "Securities Act"). In connection with the foregoing you may serve as a participating dealer for the Fund ("Participating Dealer") and, therefore, accept orders for the purchase or redemption of Shares, respond to shareholder inquiries and perform other related functions subject to the following terms and conditions:

         1. PARTICIPATING DEALER.

         a. You are hereby designated a Participating Dealer and as such are authorized (i) to accept orders for the purchase of RETAIL CLASS SHARES of the Fund and to transmit to the Fund such orders and the payment made therefor; (ii) to accept orders for the redemption or exchange of Shares and to transmit to the Fund such orders and all additional material, including any certificates for Shares, as may be required to complete the redemption; and (iii) to assist shareholders with the foregoing and other matters relating to their investments in the Fund and to the distribution of Shares, in each case subject to the terms and conditions set forth in the Prospectus and applicable provisions of the Investment Company Act and rules adopted thereunder, each as amended, including Rule 22c-1 thereunder. You agree to review each Share purchase or redemption order submitted through you or with your assistance for completeness and accuracy.

         b. You agree that, if requested by the Distributor, you will undertake from time to time certain shareholder communication activities ("shareholder services") as requested by the Distributor, for your customers ("Customers") who have purchased Shares. You may perform these duties yourself or subcontract them to a third party of your choice. These shareholder services may include one or more of the following services as determined by the Distributor: (i) responding to Customer inquiries relating to the services performed by you; (ii) responding to routine inquiries from Customers concerning their investments in Shares; and
(iii) providing such other similar services as may be reasonably requested by the Distributor to the extent you are permitted to do so under applicable statutes, rules and regulations. In addition, you agree to perform one or more of the following, as may be requested from time to time by the Distributor: (i) establishing and maintaining accounts and records relating to Customers that invest in Shares, including taxpayer identification number certifications; (ii) processing dividend and distribution payments from the Fund on behalf of Customers; (iii) providing information periodically to Customers showing their positions in Shares and forwarding sales literature and advertising provided by the Distributor; (iv) arranging for bank wires; (v) providing subaccounting with respect to Shares owned of record or beneficially by Customers or providing the information to the Fund necessary for subaccounting; (vi) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (vii) assisting in processing purchase, exchange and redemption requests from Customers and in placing such orders with the Fund's service contractors; and (viii) assisting Customers in changing dividend options, account designations and addresses.

         c. In performing the services described in this Agreement, you will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used by your business or any personnel employed by you) as may be reasonably necessary or beneficial to provide such services.

         2. AGREEMENT TO PROVIDE SHAREHOLDER INFORMATION.

         a. As instructed by you, the Fund's transfer agent will open accounts on the Fund's books and records (each, an "account") in order to process Share purchase and redemption requests for you and your "Shareholders" (as that term is defined below). You agree to provide the Fund, or its designee, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Shareholders; the name or other identifier of any investment professionals associated with the Shareholders or account (if known); and the amount, date, and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account during the period covered by the request. Notwithstanding the foregoing, you are not required to provide any information under this Section until the SEC designated Rule 22c-2 compliance date (currently established as October 16, 2006 in SEC Release No. IC-26728).

          b. You agree to transmit the requested information that is on your books and records to the Fund, or its designee, promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on your books and records, you agree to use reasonable efforts to: (i) promptly obtain and transmit the requested information; or (ii) obtain assurances from the accountholder that the requested information will be provided directly to the Fund promptly. In such instance, you agree to inform the Fund whether you plan to perform (i) or (ii). Responses required by this paragraph must be communicated in writing, which writing may be an electronic or a facsimile transmission, and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund, or its designee, should be consistent with the NSCC Standardized Data Reporting Format.

         c. The Fund agrees that all requests will set forth a specific period for which transaction information is sought, which period may include each trading day. The Fund may request transaction information as it deems appropriate, including to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing disruptive trading activity in the Fund or dilution of the value of the outstanding Shares of the Fund. The Fund agrees not to use the information received for marketing or any other similar purpose without your prior written consent.

         d. You agree to execute written instructions from the Fund, or its designee, to restrict or prohibit further purchases or exchanges of Shares by any Shareholder specifically identified by the Fund or its designee. Such instruction can be for any reason deemed appropriate by the Fund or its designee, including for a Shareholder that has been identified as having engaged in transactions of the Fund's Shares (directly or indirectly through your accounts) that violate policies established by the Fund for the purpose of eliminating or reducing disruptive trading activity in the Fund or dilution of the value of the outstanding Shares of the Fund. When issuing you instructions, the Fund, or its designee, will include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions will include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information. You agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after you receive the instructions and you must provide written confirmation to the Fund, or its designee, that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

         e. For purposes of this Section, the term "Shareholder" means: (i) the beneficial owner of Shares, whether the Shares are held directly or by you in nominee name; (ii) the employee benefit, retirement or other plan participant notwithstanding that the plan may be deemed to be the beneficial owner of Shares; or (iii) the holder of interests in a variable annuity or variable life insurance contract issued by you.

         3. ANTI-MONEY LAUNDERING.

         a. You represent and warrant that you are in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act ("BSA") and applicable guidance issued by the SEC and the guidance and rules of National Association of Securities Dealers, Inc. (the "NASD").

         b. You represent and warrant that you have in place an anti-money laundering program that complies with the law in jurisdictions in which Shares are distributed, including applicable provisions of the BSA, the USA Patriot Act of 2001 and programs administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

         c. You agree to take all reasonable steps to determine (i) the true identity of your Customers; (ii) the source of your Customers' funds; and (iii) that your Customers are not involved in money laundering or terrorist financing activities. You further agree to comply with any other "know your customer" requirements under applicable law; and to monitor your Customers' transactions in order to detect attempted or actual money laundering involving Shares. You further agree to notify us of any suspicious activity relating to transactions involving Shares.

         d. Upon our reasonable request, you agree to promptly provide us with documentation relating to your anti-money laundering policies, procedures and process.

         4. EXECUTION OF ORDERS FOR PURCHASES AND REDEMPTIONS OF SHARES.

         a. All orders for the purchase of any Shares shall be executed at the then current public offering price per Share (I.E., the net asset value per Share plus the applicable sales load, if any) and all orders for the redemption (or exchange) of any Shares shall be executed at the net asset value per Share, less any redemption charge (or exchange fee), in each case as described in the Prospectus. In this regard, you shall ensure that any orders submitted by you to the Fund for a particular trade date have been received by you prior to such Fund's cut-off time for orders, in each case in accordance with the terms and conditions set forth in such Fund's prospectus and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder. In the event an order is received after such cut-off time, you shall ensure that such order is submitted in such a manner so that the order is priced in accordance with the Fund's Prospectus and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder.

         b. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis. The procedures relating to all orders and the handling of each order will be subject to the terms of the Prospectus and the Distributor's written instructions to you from time to time. Payment for Shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus or if an order for purchase, redemption, exchange, transfer or registration of Shares is changed or altered, the Fund and the Distributor reserve the right, without notice, to cancel the sale, redemption, exchange, transfer or registration and to hold you responsible for any loss sustained as a result thereof.

         c. You represent and warrant that you have procedures in place reasonably designed to ensure that orders received by you are handled in a manner consistent with the Fund's Prospectus and applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder. In addition, you agree that you will not enter into any arrangement to facilitate trading of Shares in a manner inconsistent with the Fund's Prospectus or applicable law.

         d. You agree to comply with and, with respect to your Customers, enforce the Fund's policy on market timing, as described in the Prospectus or as otherwise disclosed to you. In addition, you agree that you will not enter into any arrangement to facilitate excessive trading in the Shares in contravention of the Fund's policy on market timing.

         e. The Fund and the Distributor reserve the right to reject any purchase or exchange request at their sole discretion, including from any investor whom either the Fund or the Distributor believes has a history of abusive trading or whose trading, in its judgment, has been or may be disruptive to the Fund.

         5. LIMITATION OF AUTHORITY. No person is authorized to make any representations concerning the Fund, or the Shares except those contained in the Prospectus and in such printed information as the Distributor may subsequently prepare. NO PERSON IS AUTHORIZED TO DISTRIBUTE ANY SALES MATERIAL RELATING TO THE FUND WITHOUT THE PRIOR WRITTEN APPROVAL OF THE DISTRIBUTOR.

         6. COMPENSATION. As compensation hereunder, you may retain any sales charge paid by your Customer pursuant to the Prospectus unless the payment of any such sales charge by your Customer has been waived by the Fund for any reason. The Distributor may also pay you compensation for selling Shares, performing shareholder services and/or performing other administrative services, in the amounts and at the times as the Distributor may determine from time to time with respect to the average daily net asset value of the Shares owned of record or beneficially by your Customers. Such compensation, if any, will be computed and paid in accordance with the Prospectus and applicable distribution and/or shareholder service plans adopted by the Fund (pursuant to Rule 12b-1 under the Investment Company Act or otherwise), as they may be amended from time to time. You acknowledge that any compensation to be paid to you by the Distributor shall be paid from proceeds paid to the Distributor by the Fund pursuant to such distribution and/or shareholder service plans and, to the extent the Distributor does not receive such proceeds for any reason, the amounts payable to you will be reduced accordingly. In determining the amount payable to you hereunder, we reserve the right to exclude any sales that we reasonably determine have not been made in accordance with the provisions of the Prospectus and this Agreement.

         7. PROSPECTUS AND REPORTS. You agree to comply with the provisions contained in the Securities Act governing the delivery of a Prospectus to any person to whom you offer Shares. You further agree to deliver, upon our request, copies of any amended Prospectus to persons whose Shares you are holding as record owner. You further agree to forward, if required by law, shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers.

         8. QUALIFICATION TO ACT.

         a. You represent that you are either (a) a member in good standing of the NASD or (b) exempt under federal and state securities laws from registration as a broker or dealer, and have been duly authorized by proper corporate action to enter into this Agreement and to perform your obligations hereunder, evidence of which corporate action shall be properly maintained and made part of your corporate records.

         b. If you are a member of the NASD, your expulsion or suspension from the NASD will automatically terminate this Agreement on the effective date of such expulsion or suspension. If you are exempt under federal and state securities laws from registration as a broker or dealer, you represent that you possess the legal authority to perform the services contemplated by this Agreement without violating applicable law, and this Agreement shall automatically terminate in the event that you no longer possess such authority. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. You agree to notify us in writing of any such action or event that shall cause termination of this Agreement.

         c. You agree that each partner, director, officer, employee or agent of yours who will participate or otherwise be involved in the offer or sale of the shares of the Fund or the performance by you of your duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which you offer and sell Shares of the Fund.

         d. You agree that in performing the services under this Agreement, you at all times will comply with the Conduct Rules of the NASD, particularly Conduct Rule 2830, and any other regulations or guidelines issued by the NASD. Without limiting the generality of the foregoing, you agree to provide your Customers a written notice regarding the availability of the NASD Regulation Public Disclosure Program no less than once every calendar year pursuant to NASD Conduct Rule 2280. The notice shall contain (i) the Program hotline telephone number; (ii) the NASD Regulation web site address; and (iii) a statement as to the availability to your Customers of an investor brochure from the NASD that includes information describing the Public Disclosure Program.

         e. You agree that you are responsible for knowing the provisions and policies of the Fund related to breakpoints and for applying those provisions and policies to the sale of shares to Customers. Moreover, you agree that you will not combine customer orders to reach breakpoints in commissions or for any other purposes whatsoever unless authorized by the then current Prospectus or by us in writing. You further agree that you will not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below a breakpoint. You further agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. Finally, you agree to maintain policies and procedures, including supervisory procedures, reasonably designed to ensure that customers are apprised of, and receive, breakpoint opportunities. You agree to provide us, upon reasonable request, with a copy of such policies and procedures and such other documentation that will allow us to satisfy our supervisory and/or compliance obligations under the applicable laws, rules and regulations of the NASD and the SEC.

         e. You agree to be bound by and to comply with all applicable federal and state laws and rules and regulations promulgated thereunder generally affecting the sale or distribution of mutual fund shares or classes of such shares.

         f. You represent and warrant that you have been duly authorized by proper corporate action to enter into this Agreement and to perform your obligations hereunder, evidence of which corporate action shall be properly maintained and made part of your corporate records.

         9. BLUE SKY. The Fund has registered an indefinite number of Shares under the Securities Act. The Fund intends to register or qualify in certain states where registration or qualification is required. We will inform you as to the states or other jurisdictions in which the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states. You agree that you will offer Shares to your customers only in those states where such Shares have been registered, qualified, or an exemption is available. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. We will file with the Department of State in New York a State Notice and a Further State Notice with respect to the Shares, if necessary.

         10. AUTHORITY OF FUND AND PARTICIPATING DEALER. The Fund shall have full authority to take such action, as it deems advisable in respect of all matters pertaining to the offering of its Shares, including the right not to accept any order for the purchase of Shares. You shall be deemed an independent contractor and not an agent of the Fund, for all purposes hereunder and shall have no authority to act for or represent the Fund. You will not act as an "underwriter" or "distributor" of shares, as those terms are used in the 1940 Act, the Securities Act of 1933, and rules and regulations promulgated thereunder.

         11. RECORDKEEPING. You will (i) maintain all records required by law to be kept by you relating to transactions in Shares and, upon request by the Fund, promptly make such records available to the Fund as the Fund may reasonably request in connection with its operations and (ii) promptly notify the Fund if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner. If you hold Shares as a record owner for your Customers, you will be responsible for maintaining all necessary books and Customer account records which reflect their beneficial ownership of Shares, which records shall specifically reflect that you are holding Shares as agent, custodian or nominee for your Customers.

         12. LIABILITY. The Distributor shall be under no liability to you hereunder except for its failure to exercise good faith in discharging the obligations expressly assumed by it hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. By your acceptance of this Agreement, you agree to and do release, indemnify and hold harmless the Distributor and the Fund and their respective successors and assigns, each of their respective officers and directors, and each person who controls either the Distributor or the Fund within the meaning of Section 15 of the Securities Act against any loss, liability, claim, damages or expense (including reasonable attorneys' fees and expenses) arising by reason of (i) any direct or indirect actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder for orders to purchase, redeem or exchange Shares by or on behalf of your Customers, including violations of the terms and conditions of the Prospectus or applicable provisions of the Investment Company Act, including Rule 22c-1 thereunder, with respect to such orders or (ii) any breach of this Agreement by you or your successors or permitted assigns. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or you of compliance with any provision of the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Advisors Act of 1940, as amended or the rules and regulations promulgated by the SEC thereunder.

         13. PRIVACY. You represent that you have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (i) ensure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (iv) protect against unauthorized disclosure of non-public information to unaffiliated third parties; and (v) otherwise ensure that you are in compliance with Regulation S-P.

         14. AMENDMENT. We may modify this agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed as your acceptance of such modification.

         15. TERMINATION. This Agreement may be terminated by either party, without penalty, upon ten (10) days' notice to the other party and shall automatically terminate in the event of its assignment (as defined in the Investment Company Act). This Agreement shall also automatically terminate at any time without penalty in the event the Fund terminates the Distribution Agreement between the Fund and the Distributor.

         16. NATURE OF AGREEMENT. You acknowledge and agree that this Agreement has been entered into pursuant to Rule 12b-1 under the Investment Company Act, and is subject to the provisions of said Rule (as it may be amended from time to time), as well as any other applicable rules promulgated by the SEC.

         17. COMMUNICATIONS. All communications to the Distributor should be sent to SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, Attention: Compliance Officer. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

         18. SEVERABILITY AND GOVERNING LAW. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         19. INVESTIGATIONS AND PROCEEDINGS. The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party's activity under this Agreement and promptly notify the other party of any such investigation or proceeding.

         20. SURVIVAL. The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 11 hereof, shall survive any termination of this Agreement.

         21. CAPTIONS. All captions used in this Agreement are for convenience only, are not a party hereof, and are not to be used in construing or interpreting any aspect hereof.

         22. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supercedes all previous agreements and/or understandings of the parties.






         (THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK.
                          THE SIGNATURE PAGE FOLLOWS).


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         If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.


                                    SEI INVESTMENTS DISTRIBUTION CO.

                                    By:
                                        ---------------------------------
                                    Name:
                                           ------------------------------
                                    Title:
                                           ------------------------------

Confirmed and accepted:

FIRM NAME:
            ---------------------
(please provide full legal name)

By:
    -----------------------------

Name:
       ---------------------------

Title:
       -----------------------------

Date:
      -----------------------------

TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT. WHAT THIS MEANS TO YOU: WHEN YOU REQUEST TO ENTER INTO A SELLING AGREEMENT, WE WILL ASK YOUR NAME, ADDRESS, AND OTHER INFORMATION THAT WILL ALLOW US TO IDENTIFY YOU. THIS INFORMATION WILL BE VERIFIED TO ENSURE YOUR IDENTITY. SIDCO IS REQUIRED BY LAW TO REJECT YOUR REQUEST IF THE REQUIRED IDENTIFYING INFORMATION IS NOT PROVIDED. IN CERTAIN INSTANCES, SIDCO IS REQUIRED TO COLLECT DOCUMENTS TO FULFILL ITS LEGAL OBLIGATION. DOCUMENTS PROVIDED IN CONNECTION WITH YOUR APPLICATION WILL BE USED SOLELY TO ESTABLISH AND VERIFY YOUR IDENTITY, AND SIDCO SHALL HAVE NO OBLIGATION WITH RESPECT TO THE TERMS OF ANY SUCH DOCUMENT.

To enable the processing of this Agreement, please provide the following information. Failure to complete the following will delay, and possibly prevent, the Distributor from processing this Agreement.

Firm's CRD Number (or FDIC Cert. Number if a bank):
                                                    -----------------
Firm's Principal Address:
                           -----------------

                           -----------------

                           -----------------

                           -----------------


Firm's Mailing Address:
(if different from above)  -----------------

                           -----------------

                           -----------------

                           -----------------


Firm's Primary Telephone Number:
                                 -----------------

Firm's Tax Identification Number (TIN):
                                        -------------